                                                    UNITED STATES
                               SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C.  20549

                                                    FORM 8-K/A

                                                     Current Report
                                       Pursuant to Section 13 or 15(d) of
                                     the Securities Exchange Act of 1934

                                     Date of Report: November 21, 1996
                                           (Earliest Event Reported)


                                      BLACKHAWK BANCORP, INC.

                                                    WISCONSIN


                    0-18599                        39-1659424
           (Commission File No.)         (I.R.S. Employer
                                                        Identification No.)

                                         400 Broad Street
                                        Beloit, WI 53511

                                         (608) 364-8911

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS
(a).  Financial Statements of Business Acquired.
       Consolidated Balance Sheets as of July 31, 1996 and 1995
       Consolidated Statements of Income for the years ended July 31, 1996 and 1995
       Consolidated Statements of Stockholder's Equity as of July 31, 1996
         and 1995
       Consolidated Statements of Cash Flows for the years ended July 31, 1996 and 1995
       Notes to the Consolidated Financial Statements for the years ended
         July 31,1996 and 1995

(b.)  Pro Forma Financial Information
        Pro Forma Combining Balance Sheet as of September 30, 1996
        Pro Forma Combining Statement of Income for the Nine Months Ended
          September 30, 1996
        Pro Forma Combining Statement of Income for the year ended December
           31, 1995
        Notes to Pro Forma Combining Balance Sheet and Combing Statements of
          Income

On November 5, 1996, Blackhawk Bancorp, Inc. ("Company") and Rochelle Bancorp, Inc ("Rochelle") entered into an agreement where the Company agrees to purchase each of the 554,875 outstanding shares of Rochelle for $7.52 per share, or $4,172,660. Rochelle is the parent company of Rochelle Savings and Loan Association ("Savings"). Savings wholly-owns RSL, Inc. which is a 50% owner of Midland Financial Corporation ("MFC") which wholly-owns Midland Acceptance Corporation ("MAC"). Subsequent to the agreement, Savings converted to a state-chartered savings bank.

As part of the purchase, the Company will be acquiring the 50% equity of MAC that Rochelle currently does not own. Also as part of the transaction, the Company will be selling it's 50% equity of MFC to the other 50% owner. After the purchase is complete, Savings and MAC will become subsidiaries of the Company.

The following pro forma statements present the Company's fiscal year-end of December 31, 1995 and the interim period of September 30, 1996. Rochelle's fiscal year-end is July 31, and accordingly the periods presented have been adjusted to reflect the Company's fiscal reporting periods.

                                      ROCHELLE BANCORP, INC.
                                           AND SUBSIDIARY

                         CONSOLIDATED FINANCIAL REPORT

                                           July 31, 1996



                                        C O N T E N T S


                                                            Page


INDEPENDENT AUDITOR'S REPORT ON THE CONSOLIDATED
  FINANCIAL STATEMENTS                                        1


CONSOLIDATED FINANCIAL STATEMENTS

  Consolidated statements of financial condition              2

  Consolidated statements of income                           3

  Consolidated statements of stockholders' equity             4

  Consolidated statements of cash flows                   5 - 6

  Notes to consolidated financial statements             7 - 26


INDEPENDENT AUDITOR'S REPORT ON THE
  SUPPLEMENTARY INFORMATION                                                  27


SUPPLEMENTARY INFORMATION

Consolidated noninterest expense                28

                 INDEPENDENT AUDITOR'S REPORT ON THE
                  CONSOLIDATED FINANCIAL STATEMENTS



Board of Directors
Rochelle Bancorp, Inc. and Subsidiary
Rochelle, Illinois

We have audited the accompanying consolidated statements of financial condition of Rochelle
Bancorp, Inc. and Subsidiary as of July 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial state-ments based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those tandards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The Company has omitted disclosures required for 1996 under Statement of Financial Accounting Standards No. 107, DISCLOSURES ABOUT FAIR
VALUE OF FINANCIAL INSTRUMENTS, issued by the Financial Accounting Standards Board, as discussed in Note 1 to the consolidated financial state-ments. In our opinion, the omission of this information is a departure from generally accepted accounting principles.

In our opinion, except for the omission of disclosures on the 1996 financial statements noted in the preceding paragraph, the consolidated financial statements referred to above present fairly, in all material respects, the financial condition of Rochelle Bancorp, Inc. and Subsidiary as of July 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting prin-ciples.

The Company changed its method of accounting for investments in debt and equity securities in 1995, as discussed in Note 1 to the consolidated financial statements.

The Company changed its method of accounting for mortgage servicing rights in 1995, as discussed in Note 1 to the consolidated financial statements.


LINDGREN, CALLIHAN, VAN OSDOL AND CO., LTD.


Rockford, Illinois
September 6, 1996

                      ROCHELLE BANCORP, INC. AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                             July 31, 1996 and 1995

                                                                                               1996                            1995
ASSETS
Cash on hand and noninterest-earning deposits                     $   737,806                $    651,403
Interest-earning deposits                                                          1,920,527                      293,614
                                                                       ------                            ------
         Total cash and cash equivalents                                    2,658,333                       945,017
 Investment securities available for sale (Note 2)                      274,552                       230,489
Investment securities held to maturity (Note 2)                      3,275,559                    4,080,041
Mortgage-backed securities held to maturity (Note 3)           1,490,366                     1,565,939
First mortgage loans held for sale, net of unrealized loss
  of $98,284 in 1996 and $10,652 in 1995                             3,511,356                      2,107,885
Loans receivable, net of allowance for losses on loans of
  $284,021 in 1996 and $287,859 in 1995 (Notes 4 and 9)  36,041,750                    36,548,401
Accrued interest receivable                                                       292,937                         319,761
Investment in Midland Financial Corporation (Note 13)         286,777                         270,569
Office properties and equipment (Note 6)                                527,230                         622,587
Investment in stock of the Federal Home Loan Bank of
  Chicago, at cost (Note 9)                                                        334,000                       331,600
Other assets (Notes 7 and 10)                                                   432,740                       172,188
                                                                          -------                          -------
          Total assets                                                               $49,125,600                $47,194,478
                                                                                               =======             =======

          LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Deposit accounts (Note 8)                                                $44,252,161                $43,837,054
  Advances from the Federal Home Loan Bank of
    Chicago (Note 9)                                                                1,500,000                     -0-
  Advance payments by borrowers for taxes and insurance      231,136                       162,735
  Accrued interest payable                                                         113,295                         95,132
  Dividends payable (Note 14)                                                        -0-                          166,463
  Other liabilities (Note 10)                                                       179,910                       272,642
                                                            ------                           -------
          Total liabilities                                                           46,276,502                  44,534,026

Commitments and Contingencies (Notes 10, 12 and 16)

Stockholders' Equity: (Notes 10, 14 and 15)
  Common stock, par value $1, 1,000,000 shares authorized,
    554,875 shares issued and outstanding                               554,875                       554,875
  Preferred stock, par value $100, 500,000 shares authorized,
    no shares issued and outstanding                                                -0-                                -0-
  Additional paid-in capital                                                    496,282                         496,282
  Retained earnings, substantially restricted                       1,782,327                       1,613,534
  Net unrealized gain (loss) on securities available for sale    15,614                             (4,239)

          Total stockholders' equity                                        2,849,098                       2,660,452

          Total liabilities and stockholders' equity             $49,125,600                    $47,194,478
                                                                                           =======                    =======

See Notes to Consolidated Financial Statements.

                                      - 2 -

                    ROCHELLE BANCORP, INC. AND SUBSIDIARY
                       CONSOLIDATED STATEMENTS OF INCOME
                            Years Ended July 31, 1996 and 1995

                                                                                                       1996                   1995
Interest income:
  Loans                                                                                      $3,157,415            $2,815,644
  Mortgage-backed securities                                                          98,990                  130,670
  Investment securities                                                                   242,605                364,290
  Interest-earning deposits                                                               67,401                 48,783
                                                                                                         ------             ------
        Total interest income                                                          3,566,411           3,359,387

Interest expense:
  Deposit accounts                                                                      1,882,876           1,638,258
  Advances from the Federal Home Loan Bank of Chicago           44,244                43,819
                                                                ------             ------
        Total interest expense                               1,927,120            1,682,077
                                                                -------                   ------
        Net interest income                                                            1,639,291           1,677,310

Provision for loan losses (Note 4)                                                     -0-                   69,042

        Net interest income after provision for loan
          losses                                                                                 1,639,291         1,608,268

Noninterest income:
  Loan servicing fees and charges                                                    89,150             102,183
  Service charges on deposit accounts                                            197,048            172,380
  Equity in income (loss) of Midland
    Financial Corporation (Note 13)                                                  16,208            (19,890)
  Gain (loss) on sales of:
    Loans                                                                                           42,306              29,939
    Mortgage-backed securities (Note 3)                                                 -0-               1,913
    Investment securities (Note 2)                                                           -0-            (32,609)
    Other                                                                                            (2,503)                   -0-
  Unrealized gain on first mortgage loans held for sale                  10,652               45,549
  Brokerage and insurance commissions                                         55,749               46,400
  Other                                                                                              32,090              16,328

        Total noninterest income                                                       440,700            362,193

Noninterest expense:
  Compensation and benefits (Note 11)                                         916,724           853,914
  Occupancy and equipment, net (Note 6)                                     127,410           137,475
  Federal deposit insurance premiums                                           100,374          101,316
  Net cost of operations of foreclosed real estate (Note 5)                    -0-             (7,403)
  Data processing                                                                            200,283          195,237
  Other                                                                                            405,107          355,776
                                                                          -----               -----
        Total noninterest expense                                                   1,749,898       1,636,315

        Income before provision for income taxes                            330,093          334,146

Provision for income taxes (Note 10)                                           116,910          123,653

        Net income                                                                        $  213,183      $  210,493

Net income per share                                                                         $.38                    $.38

See Notes to Consolidated Financial Statements.

                         ROCHELLE BANCORP, INC. AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                       Years Ended July 31, 1996 and 1995

                                                                                                      Net Unrealized
                                                            Additional                    Gain (Loss) on               Total
                                           Common   Paid-in       Retained  Securities Available   Stockholders'
                                              Stock    Capital        Earnings           For Sale                 Equity

Balance, July 31, 1994        $554,875    $496,282     $1,569,504        $ (22,399)         $2,598,262

Net income, year ended July 31, 1995
                                                          210,493                   210,493

Cash dividend, $.30 per share                                       (166,463)                                  (166,463)

Change in net unrealized gain
 (loss) on securities available
 for sale (Note 1)                                                            18,160                                      18,160
                              --------         --------          ------------          ----------          ------------
Balance, July 31, 1996        554,875       496,282         1,613,534            (4,239)           2,660,452

Net income, year ended July 31, 1996                                                      213,183       213,183

Cash dividend, $.08 per share                                          (44,390)                                   (44,390)

Change in net unrealized gain
  (loss) on securities available
  for sale at July 31, 1996,
  net of deferred income taxes  of $10,000                      19,853               19,853
                                      -----------       -----------     ------ ------              ----------           ------------
                                        $554,875      $496,282    $1,782,327             $ 15,614         $2,849,098

See Notes to Consolidated Financial Statements.
                                      - 4 -

                ROCHELLE BANCORP, INC. AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF CASH FLOWS
                        Years Ended July 31, 1996 and 1995

                                                                                                  1996                1995
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                                        $   213,183       $  210,493
  Adjustments to reconcile net income to net cash provided
    by (used in) operating activities:
    Amortization of organization costs                                         7,242                        -0-
    Amortization of premiums, discounts and deferred fees
      on loans, mortgage-backed and investment securities        39,002                       49,356
    Amortization of mortgage servicing rights                           23,787                         2,512
    Provision for losses on loans and foreclosed
      real estate                                                                                  -0-                      69,042
    FHLB stock dividends                                                               -0-                       (4,900)
    (Gain) loss on sales of:
      Loans                                                                                (42,306)                    (29,939)
      Investment and mortgage-backed securities                            -0-                       30,696
      Other                                                                                    2,503                        (7,403)
    Unrealized gain on first mortgage loans held for sale        (10,652)                    (45,549)
    Depreciation of office properties and equipment                 62,104                      64,747
    Investment income - Midland Financial Corporation         (16,208)                     19,890
    Origination and purchase of first mortgage loans held
     for sale, net of origination fees and principal
     collected                                                                      (14,620,679)                 (5,711,228)
    Proceeds from sales of first mortgage loans held
      for sale                                                                        13,052,302                     5,232,722
    Increase (decrease) in cash flows due to other
      changes in:
      Deferred income taxes                                                      62,223                        (25,279)
      Accrued interest receivable                                              26,824                          96,188
      Other assets                                                                   (133,094)                          5,817
      Accrued interest payable                                                  18,163                         49,770
      Other liabilities                                                             (105,577)                       131,597
                                                                                                 -------               --------
      Net cash provided by (used in) operating activities       (1,421,183)                       138,532
                                                                                              =======                 ========

CASH FLOWS FROM INVESTING ACTIVITIES
  Loan originations and purchases, net of origination
    fees and principal collected on loans                             481,333                          (2,348,828)
  Principal collected on mortgage-backed securities
    held to maturity                                                                70,934                           192,542
  Purchases of investment securities available for sale       (14,210)                             (79,954)
  Purchases of investment securities held to maturity       (299,563)                          (747,973)
  Proceeds from sales of investment securities available
    for sale                                                   -0-                           2,099,413
  Proceeds from maturities of investment securities held to
    maturity                                                                       1,095,000                          1,200,000
  Proceeds from sales of mortgage-backed securities held to
    maturity                                                   -0-                             382,720


See Notes to Consolidated Financial Statements.

                                      - 5 -

                 ROCHELLE BANCORP, INC. AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                        Years Ended July 31, 1996 and 1995
                                   (CONTINUED)

                                                                                                    1996                    1995
CASH FLOWS FROM INVESTING ACTIVITIES (CONTINUED)
  Proceeds from sales of foreclosed real estate                       $    -0-               $  136,403
  Purchases of office properties and equipment                  (152,699)                (136,978)
  Proceeds from sale of land held for expansion                  183,449                     -0-
  Purchases of FHLB stock                                                    (2,400)                  (5,300)

      Net cash provided by investing activities                  1,361,844                 692,045


CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase (decrease) in deposit accounts                    415,107                 (924,438)
  Net increase in advances from the Federal Home
    Loan Bank of Chicago                                                1,500,000                     -0-
  Net increase in advance payments by
    borrowers for taxes and insurance                                   68,401                     9,486
  Dividends paid                                                               (210,853)                    -0-
                                                                                             --------             ------
      Net cash provided by (used in) financing
        activities                                                                 1,772,655                (914,952)

      Net increase (decrease) in cash and cash
        equivalents                                                             1,713,316                 (84,375)

Cash and cash equivalents at beginning of year               945,017                1,029,392
                                                                                               ------               ------
Cash and cash equivalents at end of year                    $2,658,333              $  945,017
                                                                                       ========              =======

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
  Cash paid for:
    Interest                                                                   $1,908,957              $1,632,307

    Income taxes                                                          $  193,800              $   89,596


  Non-cash investing activity:
    Transfer of loans to (from) foreclosed
      real estate                                                                  $    -0-                $  (26,019)
    Transfer of first mortgage loans held for sale
      to loans receivable                                                   $    -0-                $  847,750

    Transfer of investment securities to investment
      securities available for sale on August 1, 1995       $    -0-                $2,252,858

See Notes to Consolidated Financial Statements.

                                      - 6 -

               ROCHELLE BANCORP, INC. AND SUBSIDIARY
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  July 31, 1996



Note 1.  Summary of Significant Accounting Policies

The following is a description of the significant accounting policies used by Rochelle Bancorp, Inc. and Subsidiary (Company) in the preparation of the accompanying consolidated financial statements.

Description of the business:
Rochelle Bancorp, Inc. (Parent Company) is the holding company for its wholly-owned subsidiary, Rochelle Savings and Loan Association
(Association), a state chartered stock savings and loan association, and its principal business is the operation of the Association.

The Association's operations consist principally of originating and servicing residential first mortgage loans secured by properties in northern Illinois from its facilities located in Rochelle and Oregon, Illinois. In addition, the Association provides consumer banking services. The Association also offers brokerage and insurance services through its wholly-owned subsidiary, RSL, Inc. Substantially all of the Association's assets are derived from these savings and loan activities, and most of these activities are with customers located in northern Illinois.

As of July 31, 1996 and 1995, 87.3% ($31,660,171) and 87.5%
($32,184,116), respectively, of the gross loan portfolio consisted of mortgage loans. Generally, these loans are expected to be repaid from the cash flows of the borrowers and are collateralized by the related pro-perty. Credit losses arising from mortgage lending transactions compare favorably with the Association's credit loss experience on its loan port-folio as a whole.

Principles of consolidation:

The accompanying consolidated financial statements include the accounts of the Parent Company, and the accounts of the Association and its wholly-owned subsidiary. All significant intercompany transactions and balances have been eliminated in consolidation.

As described more fully in Note 14, the Parent Company's interest in the Association was acquired through a reorganization effective November 1, 1995. The acquisition was accounted for in a manner similar to a pooling of interests. Accordingly, retained earnings of the Parent Company were retroactively adjusted to reflect pre-acquisition earnings of the Association.

Use of estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


                                      - 7 -

                                   ROCHELLE BANCORP, INC.
                                         AND SUBSIDIARY
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                       July 31, 1996
                                                       (CONTINUED)

Note 1.  Summary of Significant Accounting Policies (Continued)

Cash and cash equivalents:

For purposes of reporting cash flows, cash and cash equivalents to include cash on hand, amounts due from banks, and certificates of deposit with original maturities of three months or less. At July 31, 1996 and 1995, cash and cash equivalents included interest-earning deposits at the Federal Home Loan Bank of Chicago of $1,920,527 and $293,614, respectively.

Investment and mortgage-backed securities:

The provisions of Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards (SFAS) No. 115, ACCOUNTING FOR
CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES, were adopted on August 1, 1994. Under SFAS 115, securities have been classified as either held-to-maturity securities or available-for-sale securities. The Com-pany has no securities acquired for trading purposes. As required by SFAS 115, equity securities with an amortized cost and approximate fair value of $2,286,796 and $2,252,858, respectively, were classified as available-for-sale securities as of August 1, 1994. The adoption of SFAS 115 did not have a material effect on the 1995 financial statements.

Prior to the adoption of SFAS 115, all debt securities were carried at cost and adjusted for premiums and discounts that were recognized in interest income over the period to maturity using a method that approximates the interest method. Equity securities were carried at the lower of aggregate cost or fair value with temporary declines in fair value reported as a reduction in stockholders' equity.

Securities held to maturity:

Securities held to maturity are those debt securities, including mortgage-backed securities, that the Company has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in gen-eral economic conditions. These securities are carried at cost, adjusted for premiumsand discounts that are recognized in interest income over the period to maturity using a method that approximates the interest method.

Securities available for sale:

 Securities available for sale are those debt and equity securities, including mortgage-backed securities, that the Company intends to hold for an indefinite period of time but not necessarily to maturity. Any decision to sell a security available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Company's assets and liabilities, liquidity needs, regulatory capital considerations, and other similar factors. Securities available for sale are carried at fair value. Unrealized gains or losses are reported as increases or decreases in stock-holders' equity, net of the related deferred income tax effect.

Realized gains or losses, determined on the basis of the cost of specific securities sold, are included in income.


                                         ROCHELLE BANCORP, INC.
                                      AND SUBSIDIARY
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                  July 31, 1996
                                                  (CONTINUED)

Note 1.  Summary of Significant Accounting Policies (Continued)

Securities available for sale (Continued):

Premiums and discounts are recognized in interest income over the period to maturity using a method that approximates the interest method.

First mortgage loans held for sale:

First mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized through a valuation allowance by charges to income.

Loans receivable:

Loans receivable are stated at unpaid principal balances less loans in process, allowance for losses on loans, unearned discounts, and net deferred loan origination fees and costs.

Loan fees and certain direct loan origination costs are deferred, and the net deferred fee or cost is recognized as an adjustment to yield using the level-yield method over the contractual life of the loans.

The FASB issued SFAS No. 114, ACCOUNTING BY CREDITORS FOR
IMPAIRMENT OF A LOAN, which  was amended by SFAS No. 118,
ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A
LOAN-INCOME RECOGNITION AND DISCLOSURES. SFAS 114 became effective for fiscal years beginning after December 15, 1994. SFAS
114, as amended by SFAS 118, requires that impaired loans that are within the scope of SFAS 114 be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, or at the loan's market price or the fair value of the collateral, if the loan is collateral dependent. SFAS 114 is applicable to all creditors and to all loans regardless of whether or not they are collateralized and does permit the collective valuation of impairment for large groups of smaller-balance homogeneous loans. The impact of adopting SFAS 114 in 1996 has not been material since all of the Company's impaired loans are collateral dependent and the method of measuring loss on these loans has not changed from the prior year.

When the ultimate collectibility of an impaired loan's principal is in doubt, wholly or partially, all cash receipts are applied to principal. Once the recorded principal balance has been reduced to zero, future cash receipts are applied to interest income, to the extent that any interest has been foregone. Future cash receipts are recorded as recoveries of any amounts previously charged off. When this doubt does not exist, cash receipts are applied under the contractual terms of the loan agreement.

A loan is also considered impaired if its terms are modified in a troubled debt restructuring after January 1, 1995. For these accruing impaired loans, cash receipts are typically applied to principal and interest receivable in ac-cordance with the terms of the restructured loan agreement. Interest income is recognized on these loans using the accrual method of accounting. As of July 31,1996, there were no accruing impaired loans.

                                      - 9 -

                                              ROCHELLE BANCORP, INC.
                                         AND SUBSIDIARY
                       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                        July 31, 1996
                                                        (CONTINUED)



Note 1.  Summary of Significant Accounting Policies (Continued)

Loans receivable (Continued):

The accrual of interest is generally discontinued on all loans that become 90 days past due as to principal or interest unless collection of both principal and interest is assured by way of collateralization, guarantees or other sec-urity. When borrowers demonstrate over an extended period the ability to repay a loan in accordance with the contractual terms of a loan the Company has classified as nonaccrual, such loan is returned to accrual status.

The allowance for loan losses is maintained at a level which, in management's judgement, is adequate to absorb credit losses inherent in the loan portfolio. The amount of the allowance is based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans and economic conditions. Allowances for impaired loans are generally determined based on collateral values (or the present value of expected future cash flows). Because of uncertainties inherent in the estimating process, management's estimate of credit losses inherent in the loan portfolio and the related allowance may change materially in the near term. The allowance is increased by a provision for loan losses, which is charged to expense and red-uced by charge-offs, net of recoveries. Changes in the allowance relating to impaired loans are charged or credited to the provision for loan losses.

Foreclosed real estate:

Foreclosed real estate held for sale is initially recorded at the lower of fair value less estimated costs to sell or cost (the related loan balance, less any specific allowance for loss, or fair value at the date of foreclosure). Valuations are periodically performed by management and an allowance for losses is established by a charge to operations if the carrying value of a property exceeds its fair value less estimated costs to sell.

Investment in Midland Financial Corporation:

The Company is accounting for its investment in Midland Financial
Corporation, a 50% owned affiliate, by the equity method of accounting. Under the equity method, the net income (loss) of the affiliate is recognized as income(loss) in the Company's statement of income and is added to (subtracted from) the investment account, and dividends received from the affiliate are treated as a reduction of the investment account. At July 31, 1996, the Com-pany's carryingvalue was $286,777.

Midland Financial Corporation is a mortgage banking operation with a fiscal year ending July 31.




                                      - 10 -

                       ROCHELLE BANCORP, INC. AND SUBSIDIARY
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                            July 31, 1996
                                                         (CONTINUED)

Note 1.  Summary of Significant Accounting Policies (Continued)

Office properties and equipment:

Office properties and equipment are stated at cost less accumulated depr-eciation. Provisions for depreciation are computed principally using the straight-line method over the estimated useful lives of the assets. Dep-reciation methods prescribed by the Internal Revenue Code (I.R.C.) are being used for most additions after January 1, 1981. Depreciation expense using methods prescribed by the I.R.C. does not differ materially from depreciation expense calculated under generally accepted accounting principles.

Depreciation of office properties and equipment is computed over the following estimated useful lives:
                                                           Years
   Office buildings                                       15 - 39
   Improvements to land and buildings                     10 - 39
   Office equipment                                        5 - 10
   Furniture and fixtures                                  5 - 10
   Vehicles                                                  5

Federal Home Loan Bank stock:

Federal law requires a member institution of the Federal Home Loan Bank
(FHLB) system to hold common stock of its district FHLB according to a predetermined formula.

Organization costs:

Organization costs are applicable to the incorporation and organization of the Parent Company, and are amortized by the straight-line method over a period of five years. Organization costs are included in other assets in the accompanying consolidated statements of financial condition.

Mortgage servicing rights:

The provisions of FASB SFAS No. 122, Accounting for Mortgage Servicing
Rights, were adopted as of August 1, 1994. Under SFAS 122, the cost of mortgage servicing rights (MSR) have been capitalized on mortgages acquired after July 31, 1994 which have been sold or securitized. The al-location of the total cost of the mortgages to MSR and the mortgages (without
MSR) is based on their relative fair values. MSR are amortized in proportion to and over the period of estimated net servicing income. The periodic evaluation of MSR for impairment is based on their fair value, with impairment being recognized through a valuation allowance. MSR totaling $44,460 were capitalized in 1995. MSR are included in other assets in the accompanying consolidated statements of financial condition.

Income taxes:

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.
Deferred tax assets are reduced by a valuation allowance

                                        ROCHELLE BANCORP, INC.
                                 AND SUBSIDIARY
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                            July 31, 1996
                                            (CONTINUED)

Note 1.  Summary of Significant Accounting Policies (Continued)

Income taxes (Continued):

when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the dates of enactment.

Net income per share:

Net income per share is calculated on the basis of the weighted average number of shares outstanding during the year.

Fair value disclosures of financial instruments:

The FASB issued SFAS No. 107, DISCLOSURES ABOUT FAIR VALUE OF
FINANCIAL INSTRUMENTS, which became effective for the Company's year ended July 31, 1996. SFAS 107 requires entities to disclose the fair value of financial instruments of both assets and liabilities recognized and not re-cognized in the statement of financial condition. Management has elected to omit the disclosure requirements of SFAS 107 which is a departure from gen-erally accepted accounting principles.

Note 2.  Investment Securities

Debt and equity securities have been classified in the consolidated statements offinancial condition according to management's intent. The amortized cost of investment securities and their approximate fair value at July 31 are summarized as follows:

Securities available for sale:

                                                                              1996
                                                                                Gross                  Gross
                                                 Amortized              Unrealized          Unrealized             Fair
                                                      Cost                    Gains                  Losses                  Value
Equity securities:
AMF adjustable rate
mortgage portfolio
mutual fund                            $222,938               $   718                          $  -0-           $223,656
Other                                         26,000                24,896                              -0-               50,896

                                              $248,938              $25,614                          $  -0-          $274,552

                                                                                                      1995
                                                                               Gross                 Gross
                                               Amortized              Unrealized          Unrealized             Fair
                                                    Cost                     Gains                Losses                  Value
Equity securities:
AMF adjustable rate
mortgage portfolio
mutual fund                           $  209,728              $   961               $  -0-                  $210,689
Other                                          25,000                     -0-                   5,200                  19,800

                                              $  234,728              $   961                $ 5,200               $230,489
                                                 ======               =====              =====              ======

/Page

             ROCHELLE BANCORP, INC. AND SUBSIDIARY
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  July 31, 1996
                                  (CONTINUED)



Note 2.  Investment Securities (Continued)

Securities held to maturity:

                                                                                           1996
                                                                               Gross               Gross
                                                   Amortized       Unrealized         Unrealized           Fair
                                                       Cost                Gains                Losses                Value
Debt securities:
U.S. Government and
    agency                                  $3,051,989          $ 4,233           $23,692             $3,032,530
State and municipal                      223,570                 5,460              -0-                229,030

                                                   $3,275,559               $ 9,693           $23,692             $3,261,560

                                                                                          1995
                                                                               Gross              Gross
                                               Amortized            Unrealized         Unrealized           Fair
                                                  Cost                      Gains              Losses                Value
Debt securities:
U.S. Government and
 agency                               $3,856,587                 $11,731            $28,729        $3,839,589
 State and municipal                223,454                   10,546               -0-                234,000
                                              =======                 =====            =====            =======
                                           $4,080,041                  $22,277            $28,729            $4,073,589

The carrying value and fair market value of securities held to maturity as of July 31, 1996, by contractual maturity, are shown below. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                               Amortized             Fair
                                                Cost                    Value

Due in one year or less                            $1,352,121    $1,356,238
Due after one year through five years       1,724,868      1,701,350
Due after five years through ten years             -0-                    -0-
Due after ten years                                       198,570        203,972
                                              -------             -------
                                              $3,275,559    $3,261,560
                                              =======      ========
Proceeds from the sales of shares in the AMF adjustable rate mortgage portfolio mutual fund for the years ended July 31 are summarized as follows:

                                               1996                  1995

Proceeds                                 $    -0-               $2,099,413
Realized gains                                 -0-                   -0-
Realized losse                              -0-                     32,609
Net gain (loss                               -0-                  (32,609)


                                      - 13 -

                      ROCHELLE BANCORP, INC. AND SUBSIDIARY
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                            July 31, 1996
                                        (CONTINUED)



Note 2.  Investment Securities (Continued)

At July 31, 1996, the Association had U.S. Government and agency obligations with an amortized cost of $1,350,121 (approximate fair value - $1,346,679) pledged as collateral on certain customer deposit accounts which exceeded federal deposit insurance coverage.

Note 3.  Mortgage-backed Securities

Mortgage-backed securities have been classified in the consolidated statements of financial condition according to management's intent. The amortized cost of mortgage-backed securities and their approximate fair value at July 31 are summarized as follows:

Securities held to maturity:


                                                                   1996
                                   Principal       Unamortized          Unaccreted         Amortized
                                   Balance         Premiums             Discounts           Cost
GNMA                    $  513,748       $27,350               $  -0-            $  541,098
FNMA REMICs         947,149          2,119                    -0-                 949,268
                                   -------                -----                   ------                -------
                              $1,460,897       $29,469               $  -0-             $1,490,366
                                   =======       =====               ======           =======
                                                          Gross                   Gross
                                    Amortized  Unrealized     Unrealized
                                     Cost             Gains                 Losses              Fair Value

GNMA              $  541,098              $  -0-                 $18,200            $  522,898
FNMA REMICs   949,268              8,916                   24,400                933,784
                                   -----                  -----                    -----              ------
                         $1,490,366           $ 8,916                  $42,600             $1,456,682
                                      =====        =====                =====              ======
                                                                    1995
                                    Principal        Unamortized           Unaccreted          Amortized
                                     Balance         Premiums              Discounts           Cost


GNMA                $  584,682        $31,908                $  -0-              $  616,590
FNMA REMICs     947,149           2,200                     -0-                   949,349
                                 ------        -----                            ------                   -------
                          $1,531,831       $34,108                 $  -0-                $1,565,939
                           =======        =====                ======           =======
                                                      Gross                    Gross
                             Amortized        Unrealized         Unrealized
                                 Cost              Gains                   Losses             Fair Value
                              -------                -------             -------                   --------
GNMA                 $  616,590        $  -0-                  $17,934           $  598,656
FNMA REMICs      949,349          6,150                  20,738               934,761
                                 -------             -------                   -------                   -------
                           $1,565,939       $  6,150                 $38,672           $1,533,417

                                   - 14 -

                     ROCHELLE BANCORP, INC. AND SUBSIDIARY
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                         July 31, 1996
                                (CONTINUED)


Note 3.  Mortgage-backed Securities (Continued)

Proceeds from the sales of mortgage-backed securities for the years ended July 31 are summarized as follows:

                                               1996                  1995
Proceeds                                                                 $ -0-             $382,720
Realized gains                                                           -0-                   1,913
Realized losses                                                          -0-                      -0-
Net gain (loss)                                                           -0-                  1,913

Note 4.  Loans Receivable

Loans receivable at July 31 are summarized as follows:

                                                                              1996                  1995
Mortgage loans                                        $31,660,171          $32,184,116
Nonmortgage loans                                      4,620,780              4,588,837
                                                                          --------                      -------
                                                                   36,280,951            36,772,953
Less:
Loans in process                                                 (110)                      (855)
Deferred loan origination fees and
  costs, net                                                        44,930                   64,162
Allowance for losses on loans                     (284,021)               (287,859)
                                                                         --------                     -------
                                                                     (239,201)               (224,552)
                                                                         --------                      -------
                                                                $36,041,750           $36,548,401
                                                                   =======                =======

Activity in the allowance for losses on loans for the years ended July 31 is summarized as follows:

                                                                        1996                    1995
Balance, beginning of year                        $287,859                $218,951
Provision charged to income                              -0-                     69,042
Loans charged off, net of recoveries             (3,838)                      (134)
                                                                         ------                         ------
Balance, end of year                                 $284,021                 $287,859
                                                                   ======                   ======

At July 31, 1996, the Company had no loans that were specifically classified as impaired. The principal balance of nonaccrual loans, which include all loans more than 90 days past due, totaled $157,732 and $220,839 at July 31, 1996 and 1995, respectively. The Company has no commitments to loan additional funds to the borrowers of nonaccrual loans.

Loans are made, in the normal course of business, to executive officers and directors of the Company. The terms of these loans including interest rates and collateral, are similar to those prevailing for comparable transactions and management believes these loans do not involve more than the normal risk of collectibility. The outstanding balance of such loans totaled $107,808 and $237,343 at July 31, 1996 and 1995, respectively.



                                      - 15 -

                 ROCHELLE BANCORP, INC.AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                           July 31, 1996
                                       (CONTINUED)



Note 4.  Loans Receivable (Continued)

Certain customer deposit accounts which amounted to $585,761 at July 31, 1996 are secured by unencumbered mortgage loans with unpaid principal balances aggregating no less than 170% of the outstanding deposit accounts.


Note 5.  Foreclosed Real Estate

The Company had no foreclosed real estate at July 31, 1996 and 1995, respectively.

Activity in the allowance for losses on foreclosed real estate for the years ended July 31 is summarized as follows:

                                               1996                    1995
Balance, beginning of year                  $  -0-                  $197,182
Provision charged to income                    -0-                        -0-
Charge-offs                                    -0-                 (197,182)
                                              ------               -------
Balance, end of year                       $  -0-                 $   -0-
                                            ======             ======

Note 6.  Office Properties and Equipment

Office properties and equipment at July 31 are summarized as follows:

                                                    1996             1995
Land and land improvements - office properties  $  100,890     $  100,890
Other land held for expansion                      -0-            185,952
Buildings and improvements                        746,935          668,511
Furniture, fixtures and equipment                 699,824          625,549
Vehicles                                          49,843            49,843
Leasehold improvements                            22,940            22,940
                                               ------               ------
                                               1,620,432       1,653,685
Less accumulated depreciation                  1,093,202        1,031,098
                                                 ------               ------
                                             $  527,230      $  622,587
                                                ======          ======
The provision for depreciation amounted to $62,104 and $64,747 for the years ended July 31, 1996 and 1995, respectively.

Note 7.  Loan Servicing

First mortgage loans serviced for the Federal Home Loan Mortgage Corporation totaled $39,568,370 and $32,147,838 at July 31, 1996 and 1995, respectively.
These loans are not reflected in the balance of loans receivable in the consolidated financial statements. Custodial escrow balances maintained in connection with the foregoing loan servicing, and included in demand deposit accounts, were $570,842 and $635,905 at July 31, 1996 and 1995, respectively.



                                      - 16 -

                 ROCHELLE BANCORP, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  July 31, 1996
                                   (CONTINUED)




Note 7.  Loan Servicing (Continued)

Activity in mortgage servicing rights for the years ended July 31 is summarized as follows:

                                                  1996                1995
                                                  ----               ----
Balance, beginning of year                    $ 41,948             $  -0-
Additions                                      119,580           44,460
Amortization                                   (23,787)           (2,512)
Provision for impairment                          -0-                 -0-
                                                -----               -----
Balance, end of year                            $137,741         $41,948
                                                =====           =====

Note 8.  Deposit Accounts

Deposit accounts at July 31 are summarized as follows:

                                                  1996                          1995
                                                                             Amount     Percent           Amount       Percent
Passbook accounts (1996 -
 2.60%, 1995 - 2.75%)                                      $ 7,184,687    16.24%       $ 7,052,004    16.09%
Negotiable order of withdrawal
(NOW) accounts:
Noninterest-bearing                                           3,280,424       7.41             2,218,328      5.06
Interest-bearing (1996 - 1.50%,
 1995 - 1.00% to 2.00%)                                    4,849,423      10.96            5,590,663     12.75
Variable rate insured money
   market accounts (1996 - 1.50% to
   2.50%, 1995 - 2.50%)                                     1,629,198      3.68              2,055,215      4.69
                                                             ------     ---                          -------         ---
Total demand deposits                                    16,943,732    38.29             16,916,210    38.59
                                                                                             ------     ---          -------     ---
Certificates of deposit:
3.00% to 3.99%                                                  209,950       .47                   808,826       1.85
4.00% to 5.99%                                             17,984,090   40.64              16,998,761     38.78
6.00% to 7.99%                                               7,830,116   17.70                9,016,325     20.57
8.00%                                                              1,284,273     2.90                     96,932          .21
                                                                                 ------     ----         -------    ----
Total certificates of
  deposit                                                         27,308,429  61.71             26,920,844       61.41
                                                                              -------     ----        -------     ----
                                                                      $44,252,161   100.00%        $43,837,054
100.00%
                                                                         =======   =====         =======    ====
Weighted average cost of
    deposit accounts at year-end:                                             4.39%                            4.10%
                                                                                               ====                           ====



                                   - 17 -
                     ROCHELLE BANCORP, INC. AND SUBSIDIARY
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               July 31, 1996
                                (CONTINUED)

Note 8.  Deposit Accounts (Continued)

At July 31, 1996, scheduled maturity dates of certificates of deposits are summarized as follows:

                         Year Ending
                         --------
                         July 31, 1997                 $17,713,132
                         July 31, 1998                    5,982,632
                         July 31, 1999                    2,095,201
                         July 31, 2000                    1,023,705
                         July 31, 2001                      493,759
                                                           -------
                                                         $27,308,429
                                                          =======
Certificates of deposit issued in denominations of $100,000 or more totaled $3,199,479 and $2,662,968 at July 31, 1996 and 1995, respectively.

Note 9.  Advances from the Federal Home Loan Bank of Chicago

Advances from the Federal Home Loan Bank (FHLB) of Chicago at July 31, 1996 are summarized as follows:

Secured fixed rate (5.57%), due September 27, 1996          $  500,000
Secured, floating rate (6.70%), open line of credit, due
on demand                                                    1,000,000
                                                               ------
                                                            $1,500,000
                                                              =======
The Company has adopted a collateral pledge agreement whereby the Company has agreed to at all times keep on hand, free of all other pledges, liens, and encumbrances, qualifying first mortgage loans with unpaid principal balances aggregating no less than 170% of the outstanding advances due to the FHLB of Chicago. In addition, the Company's stock in the FHLB of Chicago is pledged as additional collateral for these advances.

                                      - 18 -

           ROCHELLE BANCORP, INC. AND SUBSIDIARY
    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  July 31, 1996
                                   (CONTINUED)

Note 10. Income Taxes

The provision for income taxes for the years ended July 31 is summarized as follows:

                                                                                            1996          1995
                                                                                            ---               ---
               Current:
                  Federal                                                            $ 54,843     $135,364
                  State                                                                      (156)        13,568
                                                                                                 -----            -----
                         Total current                                                54,687     148,932
                                                                                                -----            -----
               Deferred:
                  Federal                                                                50,874     (14,471)
                  State                                                                    11,349     (10,808)
                                                                                                   ----          -----
                         Total deferred                                              62,223    (25,279)
                                                                                                   ----         -----
                         Total                                                         $116,910 $123,653
                                                                                             =====      =====

A reconciliation of income taxes computed at the statutory federal income tax rate to actual income taxes recorded above for the years ended July 31 is summarized as follows:

                                                                                                         1996                  1995
                                                                                                         ---                  ---
Statutory federal income tax rate                                                 34.0%             34.0%
               State income taxes, net of federal income tax
                 benefits                                                                         1.1                    0.6
               Equity in earnings of Midland Financial
                 Corporation                                                                (1.3)                   1.6
               Valuation allowance for capital losses                         (2.8)                   3.3
               Tax exempt income                                                      (1.4)                  (1.4)
               Adjustment to deferred income tax assets and
                 liabilities for enacted changes in tax laws
                 and rates                                                                      9.6                     .0
               Other, net                                                                     (3.8)                 (1.1)
                                                                                                     ----                ----
               Effective tax rate                                                         35.4%           37.0%
                                                                                                    ====          ====

The income tax effects of existing temporary differences that give rise to significant portions of the deferred tax assets and liabilities at July 31 are summarized as follows:

                                                                                                 1996             1995
               Deferred tax assets:
                  Capital losses, not recognized for tax purposes  $13,247             $12,632
                  Excess of general allowances for loan losses
                    over tax accumulated bad debt reserves             78,266             111,513
                  Reserves for uncollected interest                           6,006                 7,905
                  Other                                                                         483                  1,066
                                                                                                    ----              -----
                                                                                                98,002            133,116
                                                                                                      ----             ------
                                      - 19 -

             ROCHELLE BANCORP, INC. AND SUBSIDIARY
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                       July 31, 1996
                                     (CONTINUED)

Note 10. Income Taxes (Continued)

                                                                                                       1996                1995
              Deferred tax liabilities:
                Mortgage servicing rights                                      $ 53,359           $ 16,250
              Deferred loan origination expense, net                        7,557               10,076
                FHLB stock dividends                                             13,989               13,989
                Depreciation                                                                 166                    913
                Equity investment in Midland Financial Corp.       21,134               19,878
                Unrealized gain on securities available
                  for sale                                                                  10,000               -0-
                Other                                                                         1,395               -0-
                                                                                                    ----            -----
                                                                                             107,600            61,106
                                                                                                 -----           -----
                Total deferred tax asset (liability)                         (9,598)            72,010

               Valuation allowance                                                3,247             12,632
                                                                                                 -----           ------
               Net deferred tax asset (liability)                        $(12,845)          $ 59,378
                                                                                             =====           =====

The Small Business Job Protection Act (Act) was signed into law on August 20,
1996. The Act contains tax changes that will require the Association to pay income taxes on approximately $82,000 of tax bad debt reserves to be recaptured over a six year recapture period beginning in 1997. As a result of the enacted changes in tax laws, an additional deferred income liability of $31,760 was recognized as of July 31, 1996.

Retained earnings includes approximately $575,000 at July 31, 1996 for which no provision for income taxes has been made. This amount represents allocations of income prior to 1988 to bad debt deductions for income tax purposes only. If the amounts that qualify as deductions for income tax purposes are later used for purposes other than to absorb bad debt losses, or if the Association fails to meet the tax requirements to qualify as a bank, they will be subject to income tax at the then current corporate rate. The unrec-orded deferred income tax liability on the above amount was approximately
$225,000 at July 31, 1996.

Note 11. Employee Benefit Plans

401(K) profit-sharing plan:

The Company has adopted a profit-sharing plan which meets the qualifications of Section 401(k) of the Internal Revenue Code (Code). Under the plan, employees 21 years of age or older with one year of service and 1,000 hours of service during that period may make pre-tax contributions up to applicable limits under the Code. Employees are 100% vested in their contributions.
The Company may elect to make contributions to the plan out of the Company's profits, and for 1996, has elected to match 100% of each participant's pre-tax contributions up to a maximum of 3% of each participant's salary. Discretionary employer contributions vest at a rate of 20% per year beginning on the third year of service by an employee. The Company made contributions totaling
$39,505 and $34,775 during the plan periods ended July 31, 1996 and 1995, respectively.

                                      - 20 -

               ROCHELLE BANCORP, INC. AND SUBSIDIARY
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                      July 31, 1996
                                      (CONTINUED)

Note 11. Employee Benefit Plans (Continued)

Executive bonus plan:

The Company has adopted an incentive bonus plan for the president of the Company, providing a cash bonus based upon the financial performance of the Association and the performance of the president. Bonus compensation payable under the plan totaled $17,526 and $15,069 for the years ended July 31, 1996 and 1995, respectively.

Note 12. Financial Instruments With Off-Balance-Sheet Risk

The Company is a party to financial instruments with off-balance-sheet risk, acquired in the normal course of business to meet the financing needs of its customers. These financial instruments include various commitments to extend credit. These instruments involve, to a varying degree, elements of credit risk in excess of the amount recognized in the balance sheet.
The contract amounts of these instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments as it does for on-balance-sheet instruments. Financial instruments whose contract amounts represent credit risk at July 31, 1996, are summarized as follows:

                                                    Contract
                                                      Amount
Commitments to purchase or originate
   mortgage loans:
   Fixed-rate                                      $  562,000
  Adjustable-rate                                     787,000
Commitments to purchase mortgage loans from
   Midland Financial Corporation (See Note 13)      5,111,000
Unused lines of credit                              2,609,000
Commitments to sell mortgage loans                    325,000


Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation. Collateral is primarily residential real estate, but may include accounts receivable, inventory, property, plant and equipment, income-producing commercial properties and other real estate.

The aforementioned commitments, which are subject to certain limitations, extend over varying periods of time with all to be fulfilled over a 12 month period. The Company does not anticipate any significant losses as a result of these commitments.
                                      - 21 -

                    ROCHELLE BANCORP, INC.AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                           July 31, 1996
                                        (CONTINUED)

Note 13. Related Party Transactions

The Company owns 500 shares or a 50% interest in Midland Financial
Corporation (Midland), a mortgage banking company. The Company purchased 145 and 93 loans with unpaid principal balances totaling approximately $12,321,000 and $6,258,000 from Midland during the years ended July 31, 1996 and 1995, respectively. At July 31, 1996, the Company had outstanding commitments to purchase loans from Midland of approximately
$5,111,000.

The Company had an outstanding secured line of credit to Midland, with a balance of $2,171,082 at July 31, 1996. Loan interest is payable monthly at an annual rate of 2% over the Company's average cost of funds, rounded to the next
1/4%. The loan is due December 15, 1996, and is collateralized by first mortgage loans funded with the loan proceeds from the Company, and all other assets of Midland. The loan is included in other loans receivable (Note 4).
Interest earned on the line of credit with Midland amounted to approximately
$81,500 and $79,000 for the years ended July 31, 1996 and 1995, respectively.

The Company charged Midland $12,000 for accounting services for the year ended July 31,1996.

Midland charged the Company $12,000 for secondary marketing of mortgage loans for the year ended July 31, 1996.

At July 31, 1996, Midland had accounts payable to the Company of $104,147.

The Company leased office space to Midland s wholly-owned subsidiary beginning December 1, 1995. The lease requires monthly payments of $430 per month and expires November 30, 1998. Rental income earned on the lease for the year ended July 31, 1996 was $3,440.

Note 14. Stockholders' Equity

On March 17, 1995, an investor group purchased 541,118 shares or 97.52% of the Association's issued and outstanding permanent reserve shares from the Resolution Trust Corporation as receiver for First State Federal Savings
Association (RTC) for an aggregate purchase price of $1,600,000 or $2.96 per share. The RTC had no involvement in the management of the Association during the period it held the shares. Push-down accounting was not applied in these financial statements as a result of the transaction.

On August 4, 1995, the Board of Directors of the Association, adopted a plan of reorganization whereby, effective November 1, 1995, the corporate structure of the Association was reorganized into a holding company form of ownership.
The Association became a wholly-owned subsidiary of Rochelle Bancorp, Inc.
(Company), a newly formed holding company, and each outstanding permanent reserve share of the Association was converted into one share of common stock of the Company. The reorganization was accounted for in a manner similar to a pooling of interests.

On August 20, 1996, a cash dividend of $.08 per share, or $44,390, was approved and paid on August 31, 1996.

                                      - 22 -

              ROCHELLE BANCORP, INC. AND SUBSIDIARY
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                     July 31, 1996
                                     (CONTINUED)




Note 15. Regulatory Matters

The Association is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discre-tionary actions by regulators that, if undertaken, could have a direct material effect on the Association's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Association must meet specific capital guidelines that involve quantitative measure of the Association's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Association's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.
Quantitative measures established by regulation to ensure capital adequacy require the Association to maintain minimum amounts and ratios of total capital to risk-weighted assets, and core (Tier I) and tangible capital to total adjusted assets. Management believes, as of July 31, 1996, that the Bank meets all capital adequacy requirements to which it is subject.

The Association has been notified that it has been categorized as WELL
CAPITALIZED under the regulatory framework for prompt corrective action.
To be categorized as WELL CAPITALIZED the Association must maintain minimum total risk-based, core (Tier I) risk-based, and core (Tier I) leverage ratios. There are no conditions or events since that notification that mana-gement believes have changed the Association's category. The Association's actual regulatory capital amounts and ratios and its minimum regulatory capital requirements, as of July 31, 1996, are summarized as follows (in thousands):

                                                                                                                     To Be Well
                                                                                                                   Capitalized Under
                                                                              For Capital                    Prompt Corrective
                                              Actual                  Adequacy Purposes          Action Provisions

                                      Amount    Ratio         Amount        Ratio             Amount        Ratio
                                           -----    ----                  -----              ----               -----        ----
 Federal:
 Total capital
 (To risk-weighted
 assets)                        $2,665      10.1%         $2,116          8%            $2,645          10%
Core (Tier I) capital
(To risk-weighted
 assets)                         2,757       10.4%                                         1,587            6%
Core (Tier I) capital
(To adjusted total
   assets)                       2,757        5.6%          1,480           3%            2,466            5%
 Tangible capital
(To total adjusted
   assets)                       2,757         5.6%           740         1.5%

                                      - 23 -

                 ROCHELLE BANCORP, INC. AND SUBSIDIARY
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                        July 31, 1996
                                      (CONTINUED)







Note 15. Regulatory Matters (Continued)

 The differences between the Association's stockholders' equity in accordance with generally accepted accounting principles (GAAP) and regulatory capital at July 31, 1996 are summarized as follows (in thousands):

Stockholders' equity, GAAP                                $2,773
Less net unrealized gain on securities
    available for sale                                       (16)
                                                           ----
Tangible and core capital                                  2,757
General loan loss allowances                                 195
Less deduction for equity investments                       (285)
                                                            ----
Total regulatory capital                                  $2,665
                                                            ====
Note 16. Contingency

Deposit accounts are currently insured by the Federal Deposit Insurance Corporation (FDIC) under the Savings Association Insurance Fund (SAIF).
The FDIC also maintains another  insurance fund, the Bank Insurance Fund
(BIF), which primarily insures commercial bank and some state savings bank deposits. In 1995, both SAIF and BIF members paid deposit insurance premiums based on a schedule of from $0.23 to $0.31 per $100 of deposits. The FDIC has reduced BIF premiums to $2,000 for the highest rated banks and up to $0.27 per $100 of deposits for other banks, since the BIF has achieved the required 1.25% insurance reserve ratio. FDIC does not intend to reduce SAIF premiums since the SAIF fund is underfunded.

Certain legislative proposals have been introduced in Congress that propose a plan to recapitalize the Savings Association Insurance Fund (SAIF) and resolve the BIF/SAIF deposit premium disparity, as well as changes to overhaul the thrift industry, including elimination of the federal thrift charter. Certain proposals, if enacted, would require each SAIF member, including the Association, to pay a one-time fee, payable in fiscal year 1997, of 0.85% to 0.90% of its deposit accounts to recapitalize the SAIF fund. If these pro-posals were enacted in their current form, the fee would reduce fiscal year 1997 netincome by approximately $229,000 to $243,000, net of the related income tax effect. However, SAIF premiums would be significantly less in 1997 and thereafter. Management cannot predict whether these or any other leg-islative proposals will be enacted, or, if enacted, the final form of the law.







                                      - 24 -

                        ROCHELLE BANCORP, INC. ASSOCIATION
                                  AND SUBSIDIARY
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  July 31, 1996
                                   (CONTINUED)

Note 17. Rochelle Bancorp, Inc. (Parent Company)
Condensed Parent Company statement of financial condition at July 31, 1996:


          ASSETS

Cash and cash equivalents                                    $   41,582
Investment in subsidiary                                       2,772,308
Organization costs, net                                              47,076
Other assets                                                     14,675
                                                                -------
          Total assets                                          $2,875,641
                                                               =======

   LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Accounts payable, subsidiary                              $ 26,543

Stockholder's equity:
Common stock                                                      554,875
Additional paid-in capital                                     496,282
Retained earnings                                               1,782,327
Other                                                        15,614
                                                            ------
Total stockholders' equity                               2,849,098
                                                         ------
Total liabilities and stockholders' equity       $2,875,641
                                                          ======

Condensed Parent Company statement of income for the period from November 1, 1995 to July 31, 1996:

Income:
  Dividends from subsidiary                         $  144,390
                                                   ------

                                      - 25 -

                        ROCHELLE BANCORP, INC. ASSOCIATION
                                  AND SUBSIDIARY
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  July 31, 1996
                                   (CONTINUED)

Note 17. Rochelle Bancorp, Inc. (Parent Company)

Expense:
  Professional fees                                 $ 21,846
  Management fees, subsidiary                          6,535
  Amortization, organization expense                   7,242
  Other                                                2,262
                                                       -----
                                                      37,885
                                                      -----
Income before income tax benefit and equity in
  undistributed net income of subsidiary             106,505
Income tax benefit                                    14,675
                                                       -----
Income before equity in undistributed net income of
 subsidiary                                          121,180

Equity in undistributed net income of subsidiary      92,003
                                                     -----
Net income                                          $213,183
                                                      =====
Condensed Parent Company statement of cash flows for the period from November 1, 1995 to July 31, 1996:

CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                          $213,183
Adjustments to reconcile net income to net
cash provided by operating activities:
Equity in undistributed net income of subsidiary    (92,003)
Amortization of organization costs                    7,242
Organization expense paid                           (54,318)
Increase in other assets                            (14,675)
Increase in other liabilities                        26,543
                                                    -----
Net cash provided by operating activities            85,972
                                                     -----
CASH FLOWS FROM INVESTING ACTIVITIES
Net cash provided by investing activities             -0-
                                                    -----
CASH FLOWS FROM FINANCING ACTIVITIES
Dividends paid                                     (44,390)
                                                   -----
Net cash used in financing activities              (44,390)
                                                    -----
Increase in cash and cash equivalents             41,582

Cash and cash equivalents:
Beginning                                          -0-
                                                -----
Ending                                          $41,582
                                                  =====

                                      - 26 -

                       INDEPENDENT AUDITOR'S REPORT ON THE
                            SUPPLEMENTARY INFORMATION






  Board of Directors
  Rochelle Bancorp, Inc.
  Rochelle, Illinois

Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The supplementary information is presented for purposes of additional analysis and is not a required part of the basic consolidated financial statements. Such infor-mation has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.









  Rockford, Illinois
  September 6, 1996

         ROCHELLE BANCORP, INC.  AND SUBSIDIARY
             CONSOLIDATED NONINTEREST EXPENSE
Years ended July 31, 1996 and 1995

                                                                                                 1996                 1995
                                                                                                  ----                       ----
Compensation and benefits:
Compensation of directors, officers and employees            $  741,827            $  653,860
Payroll taxes                                                                              53,812                  49,091
Group insurance                                                                         68,560                  71,025
Profit-sharing plan                                                                      38,649                 37,790
Expenses of directors, officers and employees                          32,877                  52,452
Other benefits                                                                               6,180                 13,267
                                                                                                      -----                -----
                                                                                                  941,905                877,494

Less direct loan origination costs deferred                              (25,181)               (23,580)
                                                                                                      -----                -----
                                                                                                916,724                853,914
                                                                                                    -----                  -----
Occupancy and equipment, net:
Office building                                                                         16,278                  17,410
Furniture and equipment                                                          49,028                  55,318
Depreciation of furniture and equipment                                 39,654                  43,055
Depreciation of buildings                                                         22,450                 21,692
                                                                                                       -----               -----
                                                                                                127,410               137,475
                                                                                                     -----               -----
Federal deposit insurance premiums                                      100,374               101,316
                                                                                                        -----              -----
Net cost of operations of foreclosed real estate:
Loss on operation and sale of foreclosed real estate                      -0-                 (7,403)
Provision for losses on foreclosed real estate                                -0-                   -0-
                                                                                                  -----              -----
                                                                                                      -0-                 (7,403)
                                                                                                  -----              -----
Data processing                                                                   200,283              195,237
                                                                                                  -----              -----
Other:
Advertising                                                                           41,822               44,887
Stationery, printing and office supplies                                55,032               53,370
Telephone, postage and express                                            62,969              62,423
Insurance and surety bond premiums                                   38,340               26,026
Audit and accounting services                                             27,533               43,289
Legal services                                                                      32,341               14,539
Supervisory fees                                                                  34,894               34,434
Other                                                                                  112,176              76,808
                                                                                                 -----              -----
                                                                                           405,107             355,776
                                                                                                -----             -----
                                                                                     $1,749,898          $1,636,315
                                                                                       =======          ======

                                      - 28 -
  <Page >
             Blackhawk Bancorp, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Balance Sheet at September 30, 1996

                                                                                          Pro Forma
                                                                                        Adjustments                 Pro Forma
                                                               Historical      RBI                Other            Results
ASSETS
Cash and cash equivalents               $  6,882,867   $   748,486   $  183,912 (2,3) $   7,815,265
Fed funds sold
   and other short-term investments    4,601,803     1,256,350                                5,858,153
Securities:
Held-to-maturity                               27,890,922    4,577,806  (4,172,660) (1)     28,296,068
    Available-for-sale                         11,967,516       584,181                                12,551,697
Loans, net                                          95,318,689  40,708,032                             136,026,721
Bank premises and equipment, net     3,539,401       551,051                                 4,090,452
Other assets                                        1,619,230       722,713     1,494,886(1,2,3)  3,836,829
                                                        ---------------   -------------    --------------       ----------------
           Total Assets                         151,820,428  49,148,619    (2,493,862)       198,475,185
                                                        ========= ========    =========      =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
       Non-interest bearing                  15,634,344       769,689                                16,404,033
       Interest bearing                          95,132,140  43,035,902                              138,168,042
                                                       ---------------    -------------                              ---------------
              Total Deposits                  110,766,484   43,805,591                             154,572,075

Borrowed funds:
       Short-term borrowings             15,910,278       150,513                                 16,060,791
       Long-term borrowings               2,288,849    1,916,020                                   4,204,869
                                     -------------     ------------                                --------------
              Total borrowed funds        18,199,127    2,066,533                                 20,265,660

Other liabilities                                 1,137,054        708,000           58,000(2)        1,903,054
                                                       --------------     ------------           ----------      ----------------
              Total liabilities                130,102,665   46,580,124           58,000        176,740,789
                                                      ---------------    -------------          -----------       --------------
Stockholders' Equity:
Preferred stock
Common stock                                     22,859         554,875        (554,875)(1)            22,859
Additional paid in capital                6,960,190        496,282         (496,282)(1)       6,960,190
Retained earnings                            14,812,592    1,500,706      (1,500,706)(1,2)  14,812,592
Other equity                                        (77,878)         16,632                                        (61,246)
                                                       -------------       ------------      -------------         -------------
    Total stockholders' equity         21,717,763      2,568,495      (2,551,863)        21,734,395
    Total liabilities&                      --------------     -------------     ---------------      --------------
        stockholders' equity             151,820,428   49,148,619      (2,493,863)      198,475,185
                                                     ========= =========     ========       =========

             Blackhawk Bancorp, Inc and Subsidiaries
        Pro Forma Condensed Consolidated Income Statement
           For the Nine Months Ended September 30, 1996

                                                                             Pro Forma
                                                                           Adjustments                            Pro Forma
                                                       Historical       RBI       Other    Results
Interest Income:
Interest and fees on loan                           $  6,497,293   $  2,697,161                             $9,194,454
Interest on securities:
       Taxable                                         1,605,135       248,494          (114,227)(4)    1,739,402
       Exempt from Federal income taxes                  182,617         10,917            (42,248)(4)       151,286
Interest on fed funds sold &
      other short-term investments                 171,112          57,709                                      228,821
                                                ------------      ------------         -------------       --------------
Total interest income                                8,456,157      3,014,281           (156,475)       11,313,963
                                                ------------      ------------          ------------        -------------
Interest expense:
Interest on deposits                                  3,427,262      1,414,268                                    4,841,530
Interest on short-term borrowings              514,815            21,999                                      536,814
Interest on long-term borrowings               137,760            97,044                                      234,804
                                          ------------        -----------        --------------       -------------
             Total interest expense                 4,079,837       1,533,311                                  5,613,148
                                          ------------        -----------          -------------       ------------
             Net interest income                     4,376,320       1,480,970           (156,475)       5,700,815
Provision for loan losses                             120,000            52,122                                    172,122
      Net int income after                            ------------       ------------         ------------          -----------
          provision for loan losses                 4,256,320       1,428,848         (156,475)         5,528,693
Other operating income:                           -------------      ------------         ------------          -----------
Service fees                                                   414,945         229,735                                    644,680
Other income                                                328,408         127,402                                     455,810
                                                  -----------        ----------         -------------       ------------
             Total other operating income          743,353         357,137                                  1,100,490
                                                  ----------        ----------         -------------       -------------
Other operating expenses:
Salaries and wages                                    1,624,544        794,061                                    2,418,605
Occupancy expense of bank premises         239,502          40,224                                      279,726
Furniture and equipment                              268,634          96,898                                      365,532
Data processing                                            249,003        158,742                                      407,745
Federal deposit insurance premiums               1,500        353,700                                      355,200
Other operating expenses                             765,800        341,122           87,840(5)         1,194,762
                                               -----------       -----------        ------------            ------------
           Total other operating expenses       3,148,983     1,784,747          87,840              5,021,570
                                              ------------     ------------        ----------             -------------
           Income before income taxes           1,850,690           1,238        (244,315)             1,607,613
Provision for income taxes                           609,778           1,985          (96,515)                515,248
                                              ------------     ------------       -----------            --------------
           Net income                                     $1,240,912    $     (747)    $(147,800)            $1,092,365
                                                                   ========   ========   ========           ========
Net income per share                          $     0.53                                                          $   0.46
                                                ========                                                      =======
Shares Used to Calculate EPS                    2,358,269

             Blackhawk Bancorp, Inc. and Subsidiaries
         Pro Forma Condensed Consolidated Income Statement
               For the Year Ended December 31, 1995

                                                                                                   Pro Forma
                                                                                                  Adjustments       Pro Forma
                                                                   Historical           RBI                Other            Results
Interest income:
Interest and fees on loans                        $ 8,327,565    $3,320,878                              $11,648,443
Interest on securities:
      Taxable                                              1,895,205        426,562         (152,302)(4)        2,169,465
      Exempt from Federal income taxes      199,168          15,179          (56,331)(4)            158,016
Interest on fed funds sold
 & other short-term investments                 160,031          51,685                                        211,716
                                          -------------     ------------      -------------            -------------
             Total interest income                10,581,969     3,814,304        (208,633)           14,187,640
                                           ------------      ------------       -------------            -------------
Interest expense:
Interest on deposits                                  4,485,677     1,770,198                                    6,255,875
Interest on short-term borrowings              480,094           61,495                                      541,589
Interest on long-term borrowings               113,348           43,744                                      157,092
                                            ------------       ------------       ------------            ------------
             Total interest expense                 5,079,119      1,875,437                                    6,954,556
                                            ------------       ------------        -----------             ------------
             Net interest income                     5,502,850      1,938,867       (208,633)             7,233,084
Provision for loan losses                             180,000        110,376                                       290,376
     Net interest income                              -----------        ------------      ------------             ------------
        after provision for loan losses          5,322,850       1,828,491      (208,633)             6,942,708
Other operating income:                           -----------        ------------     -------------             ------------
Service fees                                                 467,800         286,673                                       754,473
Other income                                              310,103           164,030                                     474,133
                                                  -----------        -------------   -------------            -------------
            Total other operating income         777,903           450,703                                   1,228,606
                                                  ------------       -------------   --------------           -------------
Other operating expenses:
Salaries and Wages                                 1,997,436        1,039,386                                   3,036,822
Occupancy expense of bank premises       300,160             56,478                                      356,638
Furniture and equipment                           383,072            105,596                                      488,668
Data processing                                         299,447            200,134                                      499,581
Federal deposit insurance premiums        127,272               99,882                                      227,154
Other operating expenses                         920,736             348,901         117,120(5)        1,386,757
                                        ------------         -------------         -----------          -------------
             Total other operating expenses 4,028,123         1,850,377          117,120            5,995,620
                                       ------------          ------------        -----------            ------------
             Income before income taxes      2,072,630          428,817         (325,753)           2,175,694
Provision for income taxes                        600,743          151,763         (128,687)              623,819

                                   -------------        -----------        ------------          ------------
             Net income                                $1,471,887       $277,054        $(197,066)        $1,551,875
                                                               ========       =======       =========      ========
             Net income per share               $           0.64      $        0.50                               $      0.68
                                                               ========      =========                              ========

Shares Used to Calculate EPS        2,294,221



(1) Reflects the consideration paid of $4,172,660, which is to come from securities held by the Company plus the elimination of the equity of RBI and the recording of intangibles as required by purchase method accounting.

(2) Reflect the sale of the investment in Midland Financial Corporation for $220,000, recording of the a deferred tax liability and removal of the equity of Midland Financial Corporation.

(3) Reflect the purchase of the remaining 50% of Midland Acceptance Corp-oration, not currently owned by RBI.

(4) Reflect the elimination of interest on taxable and non-taxable securities, based on an average yield of 5%.

(5) Reflect the amortization of core deposits intangibles and other goodwill. Core deposit intangibles are amortized using the sum-of-the-years-digits method for 10 years. Goodwill is amortized using the straight-line method for 20 years.

(6) Reflect the income tax benefit due to reduced interest income. An effec-tive tax rate of 39.5% is used.